UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2014

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35526	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of Principal Executive Offices, including Zip Code)

(408) 468-6722
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K, as amended, (the “Report) contains forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from those set forth in this Report due to risks and uncertainties detailed in the risk factors included in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and in other filings with the Securities and Exchange Commission made by Neonode Inc. (“Neonode”). Except as required by law, Neonode undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 1.01.  Entry into a Material Definitive Agreement.

On May 9, 2014, Neonode entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited institutional accredited investor pursuant to which Neonode agreed to issue 2,500,000 shares of Neonode’s common stock at a price of $4.00 per share (the “Investor Shares”) and a warrant (the “Investor Warrant”) for an aggregate purchase price of $10,000,000 in gross proceeds.  Full exercise of the Investor Warrant will result in Neonode receiving an additional $12,725,000 in gross proceeds.  Closing of the investment transaction pursuant to the Purchase Agreement occurred on May 15, 2014..

In connection with the Purchase Agreement, Neonode entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which Neonode expects to file a registration statement with the Securities and Exchange Commission relating to the offer and sale by the holder of the Investor Shares and the shares of Neonode common stock issuable upon exercise of the Investor Warrant (the “Investor Warrant Shares”).  Pursuant to the Registration Rights Agreement, Neonode is obligated to file the registration statement within 30 days of closing and to use best efforts to cause the registration statement to be declared effective within 90 days of closing.  Failure to meet those and related obligations, or failure to maintain the effective registration of the Investor Shares and Investor Warrant Shares will subject Neonode to payment for liquidated damages.

Under the terms of the Investor Warrant, the holder is entitled to exercise the Investor Warrant to purchase up to an aggregate of 2,500,000 shares of Neonode’s common stock at an exercise price of $5.09 per share for a period of 18 months from the May 15, 2014 issuance date.  The number of Investor Warrant Shares (2,500,000) and potential cash proceeds upon exercise ($12,725,000) represents an increase in the number (1,964,636) and potential cash proceeds upon exercise ($10,000,000) previously reported on this Report as filed May 12, 2014. The holder may exercise the Investor Warrant in whole or in part.   The terms of the Investor Warrant require that exercise may only be for cash and not a cashless basis unless, after a period of six months from closing, the Investor Warrant Shares are not subject to a registration statement or there has been a failure to main the effective registration of the Investor Warrant Shares by Neonode.  The exercise price of the Investor Warrant is subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions a “fundamental event” or “stock combination event” as provided for in the terms of the Investor Warrant.

Copies of the Purchase Agreement, the Registration Rights Agreement, and the Investor Warrant are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 hereto, and are incorporated herein by reference. The foregoing summaries of each of the transaction documents are qualified in their entirety by reference to such documents.

Item 3.02.  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

In connection with the sale of the Investor Shares, Neonode has paid a fee to a placement agent of $600,000, and has further agreed to pay a fee to the placement agent of up to $600,000 in connection with exercise(s) of the Investor Warrant.  In addition, Neonode has agreed to issue to the placement agent a warrant (the “Placement Agent Warrant”) exercisable for a period of 18 months from the issuance date of May 15, 2014 to acquire up to an aggregate of 75,000 shares of Neonode common stock (the “Placement Agent Warrant Shares”).  The number of Placement Agent Warrant Shares (75,000) represents a reduction in the number (117,879) previously reported on this Report as filed May 12, 2014.  The Placement Agent Warrant is subject to the same terms and provisions of the Investor Warrant described above.  The common shares underlying the Placement Agent Warrant are not subject to the Registration Rights Agreement described above for the Investor Warrant Shares.

A copy of the Placement Agent Warrant is filed as Exhibit 10.4 hereto, and is incorporated herein by reference. The foregoing summary of Placement Agent Warrant is qualified in its entirety by reference to such documents.

The Investor Shares, the Investor Warrant, the Investor Warrant Shares, the Placement Agent Warrant, and the Placement Agent Warrant Shares were offered, issued, and will be issued pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering.

Item 7.01.  Regulation FD Disclosure.

Reference is made to the disclosure set forth under Item 1.01 and 3.02 of this Report, which disclosure is incorporated herein by reference.

Item 8.01.  Other Events.

On May 16, 2014, Neonode issued a press release announcing the closing of the private placement described in Item 1.01 and Item 3.01 of this Report.  A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement*
10.2	Registration Rights Agreement*
10.3	Investor Warrant
10.4	Placement Agent Warrant
99.1	Press Release dated May 16, 2014

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: May 19, 2014	By:	/s/ David Brunton
Name: David Brunton
Title: Chief Financial Officer